Exhibit 99.1

LLEX:NYSE American

LILIS ENERGY ANNOUNCES DELAWARE BASIN ACQUISITION AND WILDHOG BWX STATE COM #1H IP24 RATE

Over 4,000 Net Contiguous & Overlapping Acres in Winkler County

YE 2017 Guidance of 15,000 Net Acres Exceeded

Wildhog BWX State Com #1H Reached 997 Boepd,

86% Liquids on 4,567 Foot Lateral

Provides Significant Delineation Data Point for Eastern Acreage

Existing Liquidity & Cash Flow Sufficient to Fund Acquisition and Development Program through 2018

SAN ANTONIO, TEXAS – October 4, 2017 – Lilis Energy, Inc. (NYSE American: LLEX), an exploration and development company operating in the Permian Basin of West Texas, today announced that it has entered into an agreement to acquire over 4,000 net contiguous / overlapping acres from a private seller for approximately $45.6MM in cash, subject to customary closing adjustments. The acquisition will increase the Company's acreage position in the Delaware Basin to over 15,000 net acres, exceeding the Company’s year end 2017 acreage guidance. The transaction is currently expected to close in November 2017 and the Company has posted an acquisition overview presentation and updated corporate presentation to its website.

Acquisition Highlights:

▪	Adds over 4,000 net contiguous / overlapping acres located in the core of the Delaware Basin

▪	Surpasses 15,000 acreage goal for year end 2017

▪	Highly contiguous / overlapping acreage position that is conducive for long-lateral development

▪	Multiple stacked pay zones

▪	Adds over 150 net potential locations to inventory

Combined Permian Acreage Highlights:

▪	Approximately 15,250 net Delaware Basin acres

▪	Approximately 2,952 Boepd of net current production on a three stream basis, 71% liquids – as of September 23, 2017

▪	Over 900 net potential locations

▪	One operated rig drilling with plans to add a second rig in October 2017

Wildhog Highlights:

▪	Provides substantial delineation data point to de-risking the eastern portion of acreage

▪	IP24 hour rate per 1,000’ lateral foot exceeds the average surrounding offset Delaware Basin activity, both on a Boepd and Bopd basis

▪	Currently producing at 72% oil and 86% liquids on a three-stream basis and has been online for 47 days

▪	Reached a 24-hour initial production rate of 997 Boepd on a three-stream basis, which equates to 219 Boepd per 1,000 ft, and a rate of 188 Bopd per 1,000 ft respectively

▪	4,567-foot treated lateral was completed using 23 stages of 200-foot plug to plug spacing and 1,837 lbs. of sand per foot, consistent with other completion designs the Company uses

▪	Fifth successful operated horizontal Wolfcamp B well in the Permian's Delaware Basin

“We are extremely pleased with this acreage acquisition transaction. This acquisition is not only contiguous and overlapping to our existing core properties but also increases our overall working interest and operatorship. The results from the Wildhog provide further evidence of the significant productivity and potential of our eastern acreage” said Ron Ormand, Executive Chairman of Lilis Energy.

WELL RESULTS, SORTED BY IP24/1000’ (BOE)

				IP24/	IP24/		Lateral
#	Operator	Well Name	IP24 (boe)	1000’ (boe)	1000’ (bo)	% Liquid	Length	Zone
1	EOG	Hound 30 Federal 704H	4,528	647	498	77%	7,000	A
2	EOG	Neptune 10 St. Com 701H	5,327	628	465	74%	8,482	A
3	Matador	Totum #211H	2,247	514	401	78%	4,371	A
4	Lilis	Hippo #1H	1,917	467	346	74%	4,100	B
5	Lilis	Lion #1H	1,530	380	262	69%	4,025	B
6	EOG	Beowulf 33 St. Com 601H	2,765	379	330	87%	7,289	A
7	EOG	Noah Brunson 1H	3,124	334	n.a.	n.a.	9,340	B
8	Lilis	Grizzly #1H	1,323	322	209	65%	4,100	B
9	Felix	UL 4-21 #1H	1,302	307	n.a.	n.a.	4,200	B
10	Lilis	Bison #1H	2,014	292	219	75%	6,900	B
11	Felix	UL Sunshine Mesa 29-21 #1H	1,330	272	n.a.	n.a.	4,900	B
12	Jagged Peak	UL 28-27 #1H	2,272	236	n.a.	n.a.	9,600	B
13	Lilis	Wildhog BWX State Com #1H	997	219	188	86%	4,567	B
14	Felix	Falcon State 28-36 #1H	941	215	n.a.	n.a.	4,400	A
15	Jagged Peak	UL 4344-21 #1H	1,761	176	150	85%	10,000	B
16	Forge	UL 21 Pahaska #1H	748	174	150	86%	4,300	A
17	Jagged Peak	UL Beldin L J 1211-17 #2HX	1,978	173	151	87%	11,400	B
18	Forge	UL 21 Bighorn #1H	1,621	172	146	85%	9,400	A
19	Endurance	Talco 9 26 35 Fed 3H	1,257	170	146	86%	7,391	A
20	Felix	UL Elk Park 21-21 #1H	768	168	n.a.	n.a.	4,600	B
21	Jagged Peak	UL 3031A-17 #1H	1,548	162	139	86%	9,500	B
22	Jagged Peak	UL 3031B-17 #1H	1,439	143	120	84%	10,000	B
23	Felix	UL 20 #1311H	1,376	142	n.a.	n.a.	9,700	A
24	RSP Permian	Ludeman G #2603H	890	131	100	76%	6,813	XY
25	Jagged Peak	UL 2932-17 #1H	1,175	113	95	84%	10,400	B
26	Mewbourne	University B20 1 #W201PA	333	74	65	88%	4,499	C

EASTERN DELAWARE BASIN ACTIVITY

Target	Median IP24/1000’ (boe)	Median IP24/1000’ (bo)
A	215	329
B (1)	175	107
C	74	65
XY	131	100
Wildhog	219	188

Source: Company disclosure, DrillingInfo, Wood Mackenzie, RSP Permian investor presentation

1.   Wolfcamp B excludes LLEX.

Financing and Liquidity:

The Company believes its forecasted liquidity and future cash flows will be sufficient to fund the acquisition along with planned development through 2018. The acquisition will be funded in cash through the draw down of $45 million remaining under the Company’s second lien term loan with Varde Partners. The Company does not anticipate the need to access the capital markets to fund expansion in the foreseeable future. The Company believes that its additional sources of liquidity including projected EBITDAX, cash, debt financings, warrant proceeds, and potential asset sales are sufficient to fund its currently anticpated capex budget. In addition, the Company has entered into hedging arrangements with various third parties and intends to commence a hedging program in the near future.

“The acquired acreage is highly accretive and contiguous/overlapping our existing Delaware properties. With existing liquidity and cash flow sufficient to fund this acquisition and our development programs through 2018, the Company remains well capitalized to continue executing on its stated growth and development plans. Varde Partners has been incredibly supportive and we are appreciative of the partnership we continue to develop with them. We are also very excited about the significance of the Wildhog results and the delineation of our eastern acreage position,” said Joe Daches, Chief Financial Officer of Lilis Energy.

About Lilis Energy, Inc.

Lilis Energy, Inc. is a San Antonio-based independent oil and gas exploration and production company that operates in the Permian's Delaware Basin, considered amongst the leading resource plays in North America. Upon closing of the acquisiton, Lilis's total net acreage in the Permian Basin will be over 15,000 acres. Lilis Energy's near-term E&P focus is to grow current reserves and production and pursue strategic acquisitions in its core areas. For more information, please visit www.lilisenergy.com.

Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company. These risks include, but are not limited to our ability to replicate the results described in this release for future wells; the ability to finance our continued exploration, drilling operations and working capital needs; our anticipated future cash flows and ability to access other sources of liquidity; all the other uncertainties, costs and risks involved in exploration and development activities; and the other risks identified in the Company’s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission (the “SEC”). Additionally, initial production rates are subject to decline over time and should not be regarded as reflective of sustained production levels. In particular, production from horizontal drilling in shale oil and natural gas resource plays and tight natural gas plays that are stimulated with extensive pressure fracturing are typically characterized by significant early declines in production rates.

Readers are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date hereof, and the Company does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

Contact:

Wobbe Ploegsma

V.P. Finance & Capital Markets

210-999-5400, ext. 31